UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2021

Maravai LifeSciences Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39725	85-2786970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle Suite 200 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 546-0004
(Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	MRVI	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revisited financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Merger Agreement Related to Sale of Protein Detection Business Segment

On September 2, 2021, Maravai LifeSciences Holdings, Inc. (the “Company”), together with certain of its affiliated entities, entered into Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 5, 2021, with respect to, and in connection with the closing of the sale of Vector Laboratories, Inc., the Company’s Protein Detection business segment, to Voyager Group Holdings, Inc., an entity affiliated with Thompson Street Capital Partners VI, L.P.

The amendment (i) provides for upward adjustment to components of the calculation of purchase price adjustments with respect to certain payments made prior to closing with respect to Vector Laboratories, Inc.’s planned facility relocation, (ii) excludes certain accounts payable balances from the calculation of components of purchase price adjustments with respect to certain approved contracts, and (iii) provides that the parties shall treat September 2, 2021 as the closing date for all economic and other purposes to the fullest extent permitted by law even if the effective date of the merger as determined by California law is subsequently determined to be a later date due to processing delays by the Secretary of State of the State of California.

The foregoing description of Amendment No. 1 to the Agreement and Plan of Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 1 to the Agreement and Plan of Merger, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Amendment to Pfizer and BioNTech Supply Agreement

On September 3, 2021, TriLink Biotechnologies, LLC, a subsidiary and part of the Company’s Nucleic Acid Production Business, entered into Amendment No. 1, with an effective date of June 6, 2021 to its Supply Agreement, dated as of October 9, 2020, with Pfizer Inc. and BioNTech SE. The amendment modifies certain billing, pricing and payment terms, including a shift to invoicing based on product shipment instead of the previous milestone-based invoicing terms.

The foregoing description of Amendment No. 1 to the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 1 to the Supply Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

On September 2, 2021, the Company completed the previously announced sale of its Protein Detection business segment pursuant to the Agreement and Plan of Merger Agreement, dated as of August 5, 2021, as amended by Amendment No. 1, dated as of September 2, 2021, to Voyager Group Holdings, Inc., an entity affiliated with Thompson Street Capital Partners VI, L.P. The disposition did not involve the disposition of a significant business. Upon closing, Vector Laboratories, Inc. operates as an independent, privately-held business, headed by Lisa Sellers, Ph.D., who is no longer employed by the Company.

The foregoing description of the sale of the Protein Detection business segment does not purport to be complete and is qualified in its entirety by reference to Item 1.01 of the Company’s Current Report on Form 8-K filed on August 10, 2021, the full text of the Agreement and Plan of Merger, dated as of August 5, 2021, filed therewith, as well as the information under the header “Amendment to Merger Agreement Related to Sale of Protein Detection Business Segment” in Item 1.01 of this Current Report on Form 8-K and the full text of Amendment No. 1 to the Agreement and Plan of Merger, each of which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1#
Amendment No. 1, dated as of September 2, 2021, to the Agreement and Plan of Merger, dated as of August 5, 2021, among Maravai Life Sciences, Inc., Voyager Group Holdings, Inc., Maravai LifeSciences Holdings, Inc., and Maravai Intermediate Holdings, LLC

10.1#‡	Amendment No. 1, effective as of June 6, 2021, to the Supply Agreement, dated as of October 9, 2020, among TriLink Biotechnologies, LLC, Pfizer Inc. and BioNTech SE.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
_______________

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Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

‡	Certain portions of this Exhibit that constitute confidential information have been redacted in accordance with Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARAVAI LIFESCIENCES HOLDINGS, INC.

Date: September 3, 2021	By:	/s/ Kevin M. Herde
	Name:	Kevin M. Herde
	Title:	Chief Financial Officer